SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Definitive Material Agreement.

On October 9, 2012, LCNB Corp. (“LCNB”), and First Capital Bancshares, Inc. (“First Capital”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which First Capital will be merged into LCNB. Immediately following the merger of First Capital into LCNB, Citizens National Bank (“Citizens Bank”), a national bank and wholly-owned subsidiary of First Capital, will be merged into LCNB National Bank, a national bank and wholly-owned subsidiary of LCNB. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Under the terms of the Merger Agreement, the shareholders of First Capital will be entitled to elect to receive for each share of First Capital common stock $30.76 in cash, 2.329 common shares of LCNB (subject to an adjustment based upon the market price of LCNB common shares at the time of consummation of the merger of First Capital into LCNB), or a combination of both.  The form of consideration to be received by each First Capital shareholder is subject to reallocation in order to ensure that no more than 50% and no less than 40% of the outstanding First Capital shares are exchanged for cash and no more than 60% and no less than 50% of the outstanding First Capital shares are exchanged for LCNB common shares.  The transaction is valued at approximately $19.6 million. The receipt of LCNB common shares by First Capital shareholders is expected to qualify as a tax-free exchange. As of October 9, 2012, First Capital had 636,102 common shares outstanding.

The merger is expected to close late in the fourth quarter of 2012 or in the first quarter of 2013, pending adoption of the Merger Agreement by the shareholders of First Capital, approval of the transaction by regulatory authorities and the satisfaction of other customary closing conditions. The directors of First Capital have agreed to vote their shares in favor of adoption of the Merger Agreement.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1.

LCNB and First Capital issued a joint press release on October 9, 2012, announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

Cautionary Statement

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information

LCNB will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 concerning the merger transaction. The Registration Statement will include a combined prospectus for the offer and sale of LCNB common shares to First Capital shareholders as well as a proxy statement of First Capital for the solicitation of proxies from its shareholders for use at the meeting at which the merger transaction will be voted upon. The combined prospectus and proxy statement and other documents filed by

LCNB with the SEC will contain important information about LCNB, First Capital and the merger transaction. We urge investors and First Capital shareholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. First Capital shareholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the merger transaction. Investors and shareholders will be able to obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about LCNB – at the SEC’s website at http://www.sec.gov. Copies of the combined prospectus and proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and proxy statement, can also be obtained free of charge by directing a request to LCNB Corp., 2 North Broadway, Lebanon, Ohio 45036, attention Robert C. Haines II, Chief Financial Officer, telephone (513) 932-1414.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 7.01

Regulation FD Disclosure.

The information set forth in Items 1.01 of this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.  The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.

Description

2.1

Agreement and Plan of Merger, dated as of October 9, 2012, by and between LCNB Corp. and First Capital Bancshares, Inc.

99.1

Press Release issued jointly by LCNB Corp. and First Capital Bancshares, Inc. on October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: October 9, 2012	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer